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                                                                   EXHIBIT 1.1

                                   COACH, INC.

                                  COMMON STOCK

                                     ------

                                    FORM OF
                             UNDERWRITING AGREEMENT



                                                              _________ __, 2000


Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
   As representatives of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Coach, Inc. (the "Company"), a Maryland corporation and a wholly-owned subsidiary of Sara Lee Corporation, a Maryland corporation ("Sara Lee"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 7,380,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,107,000 additional shares (the "Optional Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         1. The Company and Sara Lee, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-39502) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts



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         of the Initial Registration Statement and the Rule 462(b) Registration
         Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Registration Statement or an amendment thereto, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of the Prospectus or any amendment or supplement thereto; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except to the extent that any such loss or interference would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or would prevent the Company from performing its obligations hereunder (a "Material Adverse Effect"), or otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries or long-term debt of the Company or any of its subsidiaries of more than ten percent (10%) from the long-term debt shown on the most recent balance sheet included in the Registration Statement (but not including any debt assumed by the Company in connection with its


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         separation from Sara Lee), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus;

         (e) The Company and its subsidiaries own no real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property, buildings, stores and other premises held under lease by the Company and its subsidiaries or by Sara Lee for use by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except to the extent that the failure to be in good standing would not have a Material Adverse Effect;

         (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus and are owned beneficially and of record by Sara Lee; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or by Sara Lee (and will be transferred to the Company following the execution of this Agreement), free and clear of all liens, encumbrances, equities or claims, except for any such liens, encumbrances, equities, or claims that would not have a Material Adverse Effect;

         (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

         (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not
         (i) result in any violation of any provisions of the Charter or By-Laws of the Company; or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the


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         property or assets of the Company or any of its subsidiaries is subject, or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such conflicts, breaches, violations, or defaults which have been consented to or waived prior to the execution and delivery of this Agreement or which would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except for such consents, approvals, authorizations, orders, registrations, or qualifications that would not have a Material Adverse Effect;

         (j) Neither the Company nor any of its subsidiaries is (i) in violation of its Charter or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not have a Material Adverse Effect;

         (k) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Certain Relationships and Related Transactions", and under the caption "Underwriting", other than information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

         (l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or Sara Lee (with respect to the Company) is a party or of which any property of the Company or any of its subsidiaries or Sara Lee (with respect to the Company) is the subject which, if determined adversely to the Company or any of its subsidiaries or Sara Lee (with respect to the Company), would, individually or in the aggregate, have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (n) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (o) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.


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         (p)   The Company and its subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property (collectively, the "Intellectual Property") necessary to conduct and carry on the business of the Company and its subsidiaries as described in the Prospectus, except as would not have a Material Adverse Effect, and except as set forth in the Prospectus, the Company and its subsidiaries and Sara Lee have not received any written notice of infringement or conflict with (and the Company and Sara Lee know of no such infringement or conflict with) asserted rights of others with respect to any Intellectual Property which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

         (q) Each of the Master Separation Agreement, General Assignment and Assumption Agreement, Employee Matters Agreement, Tax Sharing Agreement, Real Estate Matters Agreement, and Indemnification and Insurance Matters Agreement (collectively, the "Intercompany Agreements"), has been duly authorized, executed and delivered by the Company and Sara Lee, is in full force and effect, and constitutes a valid and legally binding obligation of the Company and Sara Lee, enforceable against each of the Company and Sara Lee in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (r) The Company and its subsidiaries, taken as a whole, are insured, or are entitled to the benefits of insurance, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain sufficient insurance coverage as and when such coverage expires as may be necessary to continue its business.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $_______ the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,107,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in


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Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4.    (a)   The Shares to be purchased by each Underwriter hereunder,
         in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ______ __, 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois 60601 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.    The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly


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         after it receives notice thereof, of the time when any amendment to the
         Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to taxation;

               (c) Prior to 12:00, noon, New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

               (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially


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         similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to (i) employee stock option plans or other employee or director incentive plans or (ii) any plan allowing for the exchange of Sara Lee capital stock or rights to acquire Sara Lee capital stock for Company capital stock or rights to acquire Company capital stock, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

               (f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information that is available without undue expense concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

               (j) To file with the Commission such information on Form 10-Q orForm 10-K as may be required by Rule 463 under the Act; and

               (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or


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producing any Agreement among Underwriters, this Agreement, the Blue Sky
Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey
(iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Sara Lee herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Sara Lee shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Kirkland & Ellis, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for the Company and Sara Lee, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                     (i) Each of the Intercompany Agreements constitutes the
                  valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of Illinois, except as (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and (b) any rights of indemnification or contribution under the Intercompany Agreements may be limited by the public policy underlying any law, rule or regulation;

                     (ii) Neither the execution, delivery or performance by the
                  Company and Sara Lee of this Agreement nor the compliance by the Company or Sara Lee with the terms and provisions hereof, including the issuance and sale of the Shares, and neither the execution, delivery or performance by the Company of each of the Intercompany Agreements nor the compliance by the Company with the terms and provisions thereof will contravene any provision of Applicable Law of the State of New York, with respect to this Agreement, or the State of Illinois, with respect to the Intercompany Agreements, or any Applicable Law of the United States of America;

                     (iii) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, (1) the execution, delivery or enforceability of this Agreement or any of the Intercompany Agreements by the Company or by Sara Lee and (2) the consummation by the Company or Sara Lee of the transactions contemplated by this Agreement, including the issuance and sale of the Shares;

                     (iv) The execution and delivery by the Company of this
                  Agreement and each of the Intercompany Agreements and the performance by the Company of its obligations under this Agreement and each of the Intercompany Agreements, each in accordance with its terms, do not constitute a violation of, or a default under, any Applicable Contract (in giving the opinion in this subsection (iv), such counsel need not express any opinion as to whether the execution, delivery or performance by the Company of this Agreement or the Intercompany Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or express an opinion as to the effect of laws other than those as to which such counsel is rendering an opinion);

                     (v) The execution and delivery by Sara Lee of this
                  Agreement and each of the Intercompany Agreements and the performance by Sara Lee of its obligations under this Agreement and each of the Intercompany Agreements, each in accordance with its terms, do not constitute a violation of, or a default under, any Applicable Contract (in giving the opinion in this subsection (v), such counsel need not express any opinion as to whether the execution, delivery or performance by the Company of this Agreement or the Intercompany Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or express an opinion as to the effect of laws other than those as to which such counsel is rendering an opinion);

                     (vi) Neither the execution, delivery or performance by the
                  Company of its obligations under this Agreement or the Intercompany Agreements nor compliance by the Company with the terms hereof or thereof will contravene any Applicable Order against the Company;

                     (vii) Neither the execution, delivery or performance by
                  Sara Lee of its obligations under this Agreement or the Intercompany Agreements nor compliance by Sara Lee with the terms hereof or thereof will contravene any Applicable Order against Sara Lee;

                     (viii)The statements set forth in the Prospectus under the captions "Certain Relationships and Related Transactions" and "Underwriting", insofar as such statements constitute summaries of legal matters or certain provisions of the documents referred to therein, are true and correct in all material respects;

                     (ix) The Company is not, and, upon the consummation of the transactions contemplated by this Agreement, will not be an "investment company" under the Investment Company Act of 1940, as amended; and

                     (x) The Registration Statement, as of its effective date,
                  and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations promulgated thereunder, except that, in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement and, except to the extent expressly stated in the opinion in subsection (viii) of this Section 7(c), we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. In addition, we have participated in conferences with officers and other representatives of the Company and Sara Lee, representatives of the independent public accountants of the Company, you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent expressly stated in the opinion in subsection (viii) of this Section 7(c)), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial information included therein or excluded therefrom or the exhibits to the Registration Statement.


         As used in this Subsection 7(c), Subsection 7(e) and Subsection 7(f) below, (1) the term "Applicable Laws" shall mean those laws, rules and regulations which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the United States federal securities laws, state and foreign securities or Blue Sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.) and the Intercompany Agreements, which are not the subject of a specific opinion herein referring expressly to a particular law or laws; (2) the term "Governmental Authorities" shall mean any court, regulatory body, administrative agency, or governmental body having jurisdiction over the Company or Sara Lee (with respect to the Company) under Applicable Laws; (3) the term "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authorities required to be made or obtained by the Company under Applicable Laws, other than any consent, approval, license, authorization, validation, filing, recording or registration which may have become applicable because of your legal or regulatory status; (4) the term "Applicable Orders" shall mean orders or decrees of any Governmental Authorities identified on a schedule to a certificate of the Company, with respect to Applicable Orders against the Company, and identified on a schedule to a certificate of Sara Lee, with respect to Applicable Orders against Sara Lee; and (5) the term "Applicable Contracts" shall mean those agreements or instruments filed by the Company as exhibits to the Registration Statement or as otherwise requested by the Representative to be specified on a schedule to the written opinion;

         In rendering such opinion, such counsel may state that as to matters of New York law, counsel relies on the opinion of Skadden, Arps, Slate, Meagher & Flom, LLP.

         (d) Ballard Spahr Andrews & Ingersoll, LLP, special counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached hereto as Annex II (c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company is duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

               (ii) The Company has full corporate power to own its properties and to conduct its business as described in the Prospectus;

               (iii) The authorized, issued and outstanding stock of the Company is as disclosed in the Prospectus under the caption "Capitalization" and the authorized stock of the Company conforms as to legal matters to the description thereof in the Prospectus under the heading "Description of Capital Stock." All of the shares of Stock issued and outstanding immediately prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

               (iv) The Shares have been duly authorized for issuance and sale to the Underwriters and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

               (v) This Agreement and each of the Intercompany Agreements have been duly authorized, executed and delivered by the Company;

               (vi) The execution and delivery of this Agreement and the Intercompany Agreements by the Company and the consummation by the Company of the transactions contemplated therein, including the issuance and sale of the Shares, will not result in a violation of the Charter or the By-laws of the Company; and

               (vii) The execution and delivery of this Agreement and the
            Intercompany Agreements by Sara Lee and the consummation by Sara Lee of the transactions contemplated therein will not result in a violation of the Charter or the By-laws of Sara Lee;

         (e) Carole Sadler, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II (d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that such failure to qualify would not have a Material Adverse Effect (such counsel being entitled to rely upon certificates of state officials or in respect to matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

               (ii) Each United States subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, (except for directors' qualifying shares) are owned directly or indirectly by the Company and, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

               (iii) The issue and sale of the Shares being delivered at such
            Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated and the performance by the Company of its respective obligations under the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of any Applicable Law or Applicable Order, except in each case for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect;

               (iv) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or, to the best of such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not have a Material Adverse Effect;

               (v) Any real property, buildings, stores or other premises held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions (other than with respect to the leases set forth on a schedule to such counsel's opinion) as would not have a Material Adverse Effect; and the issue and sale of the Shares being delivered at the Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated and the performance by the Company and Sara Lee of their respective obligations under the lntercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound, except in each case (other than with respect to the leases set forth on a schedule to such counsel's opinion) for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect; and

               (vi) To such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be described in the Prospectus which are not so described; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

         (f) R. Henry Kleeman, Vice President, General Counsel and Assistant Secretary of Sara Lee, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each of the Intercompany Agreements constitutes the valid and binding obligation of Sara Lee, enforceable against Sara Lee in accordance with its terms under the laws of the State of Illinois, except as (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and (b) any rights of indemnification or contribution under the Intercompany Agreements may be limited by the public policy underlying any law, rule or regulation; and

               (ii) The execution, delivery and enforceability of this Agreement by Sara Lee, the compliance by Sara Lee with the terms and provisions hereof and the consummation of the transactions contemplated by this Agreement and the execution, delivery and enforceability of each of the Intercompany Agreements by Sara Lee or the compliance by Sara Lee with the terms and provisions thereof will not (1) violate or conflict with, or result in any contravention of, any Applicable Law of the State of New York, with respect to this Agreement, or the State of Illinois, with respect to the Intercompany Agreements, or any Applicable Law of the United States, or (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Sara Lee or any of its subsidiaries is a party or by which Sara Lee or any of its subsidiaries is bound or to which any of the property or assets of Sara Lee or any of its subsidiaries is subject, except in each case for such violations, conflicts, breaches and defaults as would not have a Material Adverse Effect;

         (g) Foreign counsel reasonably satisfactory to the Representatives shall have furnished to you opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the Company's foreign subsidiaries are in good standing under the laws of their jurisdiction of incorporation, and, following their transfer from Sara Lee to the Company, will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

         (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Anderson shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock of the Company or any of its subsidiaries or long-term debt of the Company or any of its subsidiaries of more than ten percent (10%) from the long-term debt shown on the most recent balance sheet included in the Registration Statement (but not including any debt assumed by the Company in connection with its separation from Sara Lee), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Illinois State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

         (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from Sara Lee and each executive officer and director of the Company, all of whom are listed on Annex III hereto, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

         (m)   The Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

         (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Sara Lee satisfactory to you as to the accuracy of the representations and warranties of the Company and Sara Lee herein at and as of such Time of Delivery, as to the performance by the Company and Sara Lee of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company and Sara Lee, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a Registration Statement or an amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of the Prospectus or any amendment or supplement thereto, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and Sara Lee shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company and Sara Lee against any losses, claims, damages or liabilities to which the Company and Sara Lee may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a Registration Statement or an amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of the Prospectus or any amendment or supplement thereto, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Sara Lee by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Sara Lee for any legal or other expenses reasonably incurred by the Company or Sara Lee in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c)   Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Sara Lee on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Sara Lee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Sara Lee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Sara Lee bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Sara Lee on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Sara Lee and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and Sara Lee under this Section 8 shall be in addition to any liability which the Company and Sara Lee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) or Sara Lee and to each person, if any, who controls the Company or Sara Lee within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Sara Lee and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Sara Lee, or any officer or director or controlling person of the Company or Sara Lee, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York

10005, Attention: Registration Department; if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to Sara Lee shall be delivered or sent by mail to Three First National Plaza, 70 West Madison, Chicago, Illinois 60602,
Attention: R. Henry Kleeman, Esq., provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Sara Lee and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Sara Lee and each person who controls the Company and Sara Lee or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Sara Lee. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sara Lee for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                            Very truly yours,

                                            COACH, INC.

                                            By: _______________________________
                                                Name:   _______________________
                                                Title:  _______________________



                                            SARA LEE CORPORATION

                                            By: _______________________________
                                                Name:  ________________________
                                                Title:  _______________________



ACCEPTED AS OF THE DATE HEREOF:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated

By:  ______________________________
         (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                        TOTAL NUMBER OF            PURCHASED IF
                                                                          FIRM SHARES             MAXIMUM OPTION
                            UNDERWRITER                                 TO BE PURCHASED              EXERCISED
Goldman, Sachs & Co...............................................
Morgan Stanley & Co. Incorporated.................................
Prudential Securities Incorporated................................
[NAMES OF OTHER UNDERWRITERS TO BE PROVIDED BY GS&CO.]............



                                                                        ---------------          -----------------
               Total..............................................
                                                                        ===============          =================

                                                                         ANNEX I

                            FORM OF COMFORT LETTER OF
                               ARTHUR ANDERSEN LLP

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the representatives of the Underwriters (the "Representatives") and are attached hereto;

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited consolidated statements of
                     income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                         (B) any other unaudited income statement data and
                     balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                         (C) the unaudited financial statements which were not
                     included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                         (D) any unaudited pro forma consolidated condensed
                     financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (E) as of a specified date not more than five days
                     prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (F) for the period from the date of the latest
                     financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                    ANNEX II(a)


                               FORM OF OPINION OF

                                KIRKLAND & ELLIS

                                                                    ANNEX II(b)


                               FORM OF OPINION OF

                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

                                                                    ANNEX II(c)


                               FORM OF OPINION OF

                      BALLARD SPAHR ANDREW & INGERSOLL, LLP

                                                                    ANNEX II(d)


                               FORM OF OPINION OF

                                  CAROLE SADLER

                                                                    ANNEX II(e)


                               FORM OF OPINION OF

                                R. HENRY KLEEMAN

                                                                       ANNEX III


                        EXECUTIVE OFFICERS AND DIRECTORS

1.   David DeMattei

2.   Lew Frankfort

3.   Gary Grom

4.   Reed Krakoff

5.   Keith Monda

6.   Richard Oberdorff

7.   Richard Randall

8.   Carole Sadler

9.   Felice Schulaner